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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors
J2 Global Communications, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-49534 and 333-52918) on Form S-3, registration statement (No. 333-44676) on Form S-4, registration statement (No. 333-31064) on Form S-8, registration statement (No. 333-64986) on Form S-8 and registration statement (No. 333-55402) on Form S-8 of J2 Global Communications, Inc. (formerly JFAX.com Inc.) of our report dated February 12, 2001 relating to the consolidated balance sheets of J2 Global Communications, Inc. and subsidiaries (formerly JFAX.com, Inc.) as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2001 and the related schedule, which report appears in the December 31, 2001 annual report on Form 10-K of J2 Global Communications, Inc.

                                                           /s/ KPMG LLP

Los Angeles, California
April 1, 2002